                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS,  that the  undersigned,  constitutes and appoints  Phillip S. Gillespie and Kathleen T. Ives and each of them, his true and lawful  attorneys-in-fact  and agents, with full power of substitution and resubstitution,  for  him  and  in his  capacity  as  Trustee/Director  and/or officer of Oppenheimer  AMT-Free New York Municipals,  Oppenheimer  California
Municipal Fund,  Oppenheimer Capital Appreciation Fund,  Oppenheimer Discovery
Fund,  Oppenheimer  Global  Opportunities  Fund,  Oppenheimer  Gold &  Special
Minerals Fund,  Oppenheimer Growth Fund,  Oppenheimer Money Market Fund, Inc.,
Oppenheimer  Multi-Sector  Income Trust, and Oppenheimer  Series Fund, Inc. on
behalf  of each of its  series  Oppenheimer  Disciplined  Allocation  Fund and
Oppenheimer  Value  Fund,  to sign  on his  behalf  any  and all  Registration
Statements   (including   any   post-effective   amendments  to   Registration
Statements)  under the Securities  Act of 1933 and the Investment  Company Act
of 1940 and any amendments and supplements  thereto, any filings on Form N-14, and other  documents in  connection  thereunder,  and Forms 3, 4 and 5, and to file the same,  with all exhibits  thereto,  and other documents in connection
therewith,   with  the  United  States  Securities  and  Exchange  Commission,
granting unto said  attorneys-in-fact and agents, and each of them, full power and  authority  to do and perform each and every act and thing  requisite  and necessary  to be done in and about the  premises,  as fully as to all  intents and  purposes  as he  might  or  could  do in  person,  hereby  ratifying  and confirming all that said  attorneys-in-fact  and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 4th day of January, 2005

/s/ Matthew P. Fink
---------------------------------------------------------
Matthew P. Fink

Witness: /s/ W. Wayne Miao
-----------------------------------------------------------
W. Wayne Miao, Assistant Secretary